Exhibit 10.2

September 30, 2022

Holder of Warrants to Purchase Common Stock issued on October 18, 2021, March 9, 2021, February 9, 2021, February 2, 2018

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the offering on or about the date hereof (the “Offering”) by OpGen, Inc. (the “Company”) of its common stock, par value $0.01 per share (“Common Stock”) (collectively, the “Shares”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of Shares in the Offering (the “Purchase Commitment”), the Company hereby amends, effective as of the closing of the Offering, (a) the Holder’s existing warrants to purchase up to 7,500,000 shares of Common Stock at an exercise price of $2.05 per share issued on October 18, 2021, (b) the Holder’s existing warrants to purchase up to 3,147,700 shares of Common Stock at an exercise price of $3.56 per share issued on March 9, 2021, (c) the Holder’s existing warrants to purchase up to 4,166,666 shares of Common Stock at an exercise price of $3.55 per share issued on February 9, 2021, and (d) the Holder’s existing warrants to purchase up to 15,385 shares of Common Stock at an exercise price of $65.00 per share issued on February 2, 2018 (collectively, the “Existing Warrants”), by (i) reducing the Exercise Price (as defined therein) of the Existing Warrants to $0.377 per share, (ii) amending the Existing Warrants so that they will not be exercisable commencing on the date hereof and until six (6) months following the closing of the Offering, and (iii) amending the expiration date of the Existing Warrants to five and one-half (5.5) years following the closing of the Offering (the “Warrant Amendment”). The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

The Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, the Warrant Amendment shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OpGen, Inc.

By: _____________________

Name:

Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ___________________________________________

[Signature Page to Warrant Amendment Agreement]